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EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated April 15, 2002 (except with respect to the matter discussed in Note 16, as to which the date is July 9, 2002), included in Form 10-KSB for eNucleus, Inc. for the Two Month Period Ended December 31, 2001, Ten Month Period Ended October 31, 2001 and the Year Ended December 31, 2000.


/s/ Bujan & Associates, Ltd.
    Palos Heights, Illinois

April 15, 2002 (except with respect to the matter discussed in Note 16, as to which the date is July 9, 2002)